As filed with the Securities and Exchange Commission on October 30, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PATRIOT COAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5622045
(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification Number)
12312 Olive Boulevard, Suite 400, St. Louis, Missouri 63141
(Address of Principal Executive Offices including Zip Code)
Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan
Patriot Coal Corporation Employee Stock Purchase Plan
(Full title of plans)
Joseph W. Bean
Senior Vice President, General Counsel & Corporate Secretary
Patriot Coal Corporation
12312 Olive Boulevard, Suite 400
St. Louis, Missouri 63141
(314) 275-3600
(Name, address and telephone number of agent for service)
Copy to:
David R. Shevitz
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
(312) 902-5200

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $0.01 par value, and Preferred Share Purchase Rights (3)	2,600,000 shares (4)	$37.10	$96,460,000	$2,961.32
Common Stock, $0.01 par value, and Preferred Share Purchase Rights (3)	1,000,000 shares (5)	$37.10	$37,100,000	$1,138.97
TOTAL	3,600,000 shares	—	$133,560,000	$4,100.29

(1)	This registration statement also covers an indeterminate number of additional shares of common stock of Patriot Coal Corporation (the “Company”) that may be issued pursuant to the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (the “2007 Plan”) and/or the Patriot Coal Corporation Employee Stock Purchase Plan (the “ESP Plan”) by reason of stock splits, stock dividends, recapitalizations or similar transactions pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h)(1) of the Securities Act based on the average of the high and low sale prices of the Company’s common stock as reported on a “when issued” basis by the New York Stock Exchange on October 26, 2007.
(3)	Each share of Common Stock to be issued will also represent one Preferred Share Purchase Right, as provided in the Rights Agreement dated October 22, 2007 between Patriot and American Stock Transfer & Trust Company. Such Preferred Share Purchase Rights will not trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.
(4)	Represents the aggregate number of shares of the Company’s Common Stock that may be issued in connection with stock-based awards that may be granted under the 2007 Plan.
(5)	Represents shares of Common Stock reserved for issuance under the ESP Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan (the “2007 Plan”) and/or the Patriot Coal Corporation Employee Stock Purchase Plan (the “ESP Plan,” and collectively with the 2007 Plan, the “Plans”) pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Patriot Coal Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into the Registration Statement:
•	The Company’s registration statement on Form 10, as amended (File No. 001-33466), filed by the Company with the Commission on October 12, 2007, including the description of the Company’s common stock and preferred stock purchase rights contained therein, and any amendment or report filed for the purpose of updating such description.

•	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 12, 2007, October 24, 2007, October 25, 2007 and October 29, 2007, respectively.
     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation, i.e. a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
     The Company’s amended and restated certificate of incorporation and amended and restated by-laws require indemnification of directors and officers to the fullest extent permitted by Delaware law. It also requires the advancement of expenses incurred by officers and directors in relation to any action, suit or proceeding.
     The Company expects to enter into indemnification agreements with each of its directors and certain executive officers providing for the indemnification consistent with the indemnification provided to them under the Company’s amended and restated certificate of incorporation. It has also obtained directors’ and officers’ liability insurance coverage which insures against liabilities that directors and such officers of the Company, in such capacities, may incur.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (certain illegal distributions), or (iv) for any breach of a director’s duty of loyalty to the corporation or its stockholders. The Company’s amended and restated certificate of incorporation includes such a provision.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     See Exhibit Index filed herewith.
Item 9. Undertakings
     The undersigned registrant hereby undertakes:
     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 30, 2007.

PATRIOT COAL CORPORATION

By:	/s/ Richard M. Whiting
Name:	Richard M. Whiting
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Richard M. Whiting, Mark N. Schroeder and Joseph W. Bean, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on October 30, 2007.

Signature	Title

/s/ Richard M. Whiting Richard M. Whiting	President, Chief Executive Officer and Director (principal executive officer)

/s/ Mark N. Schroeder Mark N. Schroeder	Senior Vice President & Chief Financial Officer & Director (principal financial officer and principal accounting officer)

/s/ B.R. Brown	Director

B.R. Brown

/s/ John E. Lushefski	Director

John E. Lushefski

INDEX TO EXHIBITS

Exhibits	Description

4.1	Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 25, 2007.

4.2	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 25, 2007.

4.3	Specimen common stock certificate of the Company. Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form 10 as filed on September 17, 2007 (Registration No. 001-33466).

4.4	Rights Agreement between Patriot and American Stock Transfer and Trust Company, as rights agent. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 25, 2007.

4.5	Form of Certificate of Designations of Series A Junior Participating Preferred Stock. Incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to Registration Statement on Form 10 as filed on September 17, 2007 (Registration No. 001-33466).

4.6	Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan. Incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on October 25, 2007.

4.7	Patriot Coal Corporation Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed on October 25, 2007.

4.8	Form of Non-Qualified Stock Option Agreement under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 29, 2007.

4.9	Form of Restricted Stock Unit Agreement under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 29, 2007.

4.10	Form of Restricted Stock Award Agreement under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan. Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 29, 2007.

4.11	Form of Deferred Stock Unit Award Agreement under the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan. Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 29, 2007.

5*	Opinion of Katten Muchin Rosenman LLP (including consent).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Katten Muchin Rosenman LLP (contained in its opinion filed as Exhibit 5 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*Included in this filing